EXHIBIT 99.1

CHARMING SHOPPES TO PARTICIPATE IN THE
CITIGROUP 2006 RETAIL CONFERENCE; PRESENTS GROWTH STRATEGY

Bensalem, PA, February 9, 2006 - Charming Shoppes, Inc., (NASDAQ: CHRS) a leading multi-channel specialty apparel retailer specializing in women's plus-size apparel, is scheduled to participate in the CitiGroup 2006 Retail Conference on Thursday, February 9, 2006, at 8:10 a.m., Eastern time.

Dorrit J. Bern, Chairman of the Board, President and Chief Executive Officer, Lorna E. Nagler, President of Lane Bryant, Eric M. Specter, Executive Vice President and Chief Financial Officer, Steven R. Wishner, Sr. Vice President, Finance, Strategy and Business Development, and Gayle M. Coolick, Director of Investor Relations, will represent Charming Shoppes at the conference.

During the presentation, Dorrit Bern plans to discuss the Company’s strategic initiatives designed to drive annual revenue at Charming Shoppes from approximately $2.75 billion during the fiscal year ended January 28, 2006, to approximately $4 billion within the next three to four years.

These initiatives include:
•	an acceleration of new store growth, primarily at the Lane Bryant brand
•	roll-out Lane -Bryant’s’ new Cacique side-by-side store, capitalizing on Lane Bryant’s #1 market share in plus-size intimate apparel
•	Lane Bryant’s entry into the outlet stores channel
•	significant expansion in catalog revenues, including the introduction of several new catalogs
•	accelerated growth in e-commerce

Based on the Company’s growth initiatives, and building on its multi-brand, multi-channel strategy, financial plans over the next three to four years include:
•	Compounded annual growth rate in the low-teens for net sales
•	Compounded annual growth rate in the mid-teens for net income
•	EBIT margins in the 7% - 8% range, on a significantly higher revenue base

The audio portion of the presentation will be available at http://www.veracast.com/webcasts/citigroup/retail06/45402188.cfm. The Company’s slide presentation will be available on the Company’s corporate website, at http://www.charmingshoppes.com/investors/manage/index.asp at 8:10 a.m.

Charming Shoppes, Inc. operates 2,236 retail stores in 48 states under the names LANE BRYANT®, FASHION BUG®, FASHION BUG PLUS®, and CATHERINES PLUS SIZES®. Additionally, apparel, accessories, footwear and gift catalogs, including the following titles, are operated by Charming Shoppes’ Crosstown Traders: Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Regalia, Intimate Appeal, Monterey Bay Clothing Company, Coward Shoe and Figi's. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

This press release and the Company’s presentation contain certain forward-looking statements concerning the Company's operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: failure to implement the Company’s business plan for entry into the outlet store distribution channel, failure to successfully integrate the operations of Crosstown Traders, Inc. with Charming Shoppes, Inc., the failure to implement the Company's business plan for increased profitability and growth in the plus-size women's apparel business, the failure to successfully implement the Company’s business plan for Crosstown Traders, Inc., changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, failure to find suitable store locations, the ability to hire and train associates, trade restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from its centralized distribution facilities, competitive pressures, and the adverse effects of acts or threats of war, terrorism, or other armed conflict on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:	Gayle M. Coolick
Director of Investor Relations